Exhibit 10.1
TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”), dated this 25th day of November 2014, is by and among Malvern Bancorp, Inc. (the “Company”) and Malvern Federal Savings Bank (the “Bank,” and collectively with the Company, “Malvern”), Stilwell Value Partners VI, L.P. (“Stilwell Value Partners”), Stilwell Activist Fund, L.P. (“Activist Fund”), Stilwell Activist Investments, L.P. (“Activist Investments”), Stilwell Associates, L.P. (“Associates”), Stilwell Partners, L.P., Stilwell Value LLC and Joseph Stilwell, an individual (collectively, the “Stilwell Group,” and individually, a “Stilwell Group Member”), John P. O’Grady, an individual, and Gregg H. Kanter, an individual.

RECITALS

WHEREAS, Malvern, the Stilwell Group and Messrs. O’Grady and Kanter previously entered into a Standstill Agreement, dated as of October 15, 2013 (the “Standstill Agreement”); and

WHEREAS, the parties believe that it is in their mutual interests to terminate the Standstill Agreement.

NOW, THEREFORE, the parties, intending to be legally bound hereby, hereto agree as follows:

1.           As of the date hereof, the Standstill Agreement shall be, and hereby is, terminated in its entirety and shall be of no further force or effect.

2.           Unless applicable federal law or regulation is deemed controlling, Pennsylvania law shall govern the construction and enforceability of this Agreement.  Any and all actions concerning any dispute arising hereunder shall be filed and maintained in the United States District Court for the Eastern District of Pennsylvania or, if there is no basis for federal jurisdiction, in the Chester County Court of Common Pleas.

3.           If any term, provision, covenant or restriction of this Agreement is held by any governmental authority or a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

4.          This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns, and transferees by operation of law, of the parties.  Except as otherwise expressly provided, this Agreement shall not inure to the benefit of, be enforceable by or create any right or cause of action in any person, including any shareholder of the Company, other than the parties to the Agreement.

5.          This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned and is effective as of the day and year first above written.

STILWELL VALUE PARTNERS VI, L.P.
By:	Stilwell Value LLC	JOSEPH STILWELL
General Partner

By:	/s/ Joseph Stilwell	/s/ Joseph Stilwell
	Joseph Stilwell	Joseph Stilwell
Managing Member

STILWELL ACTIVIST INVESTMENTS, L.P.
By:	Stilwell Value LLC	JOHN P. O’GRADY
General Partner

By:	/s/ Joseph Stilwell	/s/ John P.O’Grady
	Joseph Stilwell	John P. O’Grady
Managing Member

STILWELL PARTNERS, L.P.

By:	/s/ Joseph Stilwell	GREGG H. KANTER
Joseph Stilwell
General Partner

STILWELL VALUE LLC		/s/ Gregg H. Kanter
Gregg H. Kanter
By:	/s/ Joseph Stilwell
Joseph Stilwell
Managing Member

STILWELL ACTIVIST FUND, L.P.		MALVERN BANCORP, INC.
By:	Stilwell Value LLC
	General Partner	By:	/s/ Anthony C. Weagley
Anthony C. Weagley
President and Chief Executive Officer
By:	/s/Joseph Stilwell
Joseph Stilwell
Managing Member

STILWELL ASSOCIATES, L.P.		MALVERN FEDERAL SAVINGS BANK
By:	Stilwell Value LLC

By:	/s/ Joseph Stilwell	By:	/s/ Anthony C. Weagley
	Joseph Stilwell	Anthony C. Weagley
	Managing Member	President and Chief Executive Officer

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